SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RIO TINTO FINANCE (USA) LIMITED	RIO TINTO PLC	RIO TINTO LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Australia	England and Wales	Australia
(State of Incorporation or Organization)	(State of Incorporation or Organization)	(State of Incorporation or Organization)
Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification no)	(I.R.S. Employer Identification no)	(I.R.S. Employer Identification no)
Level 33 120 Collins Street Melbourne, Victoria 3000 Australia	6 St. James’s Square London SW1Y 4AD United Kingdom	Level 33 120 Collins Street Melbourne, Victoria 3000 Australia
(Address of Principal Executive offices)	(Address of Principal Executive offices)	(Address of Principal Executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-196694
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
U.S.$1,200,000,000 3.750% Notes due 2025	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated June 11, 2015 (the “Prospectus Supplement”), relating to its U.S.$1,200,000,000 3.750% Notes due 2025 (the “Notes”), which are to be registered hereunder, to a prospectus dated June 12, 2014 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-196694). The Registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1.	Description of Registrants’ Securities to be Registered

Reference is made to the information set forth under the headings “Description of Guaranteed Notes” in the Prospectus Supplement and under “Description of Guaranteed Debt Securities” and “Taxation” in the Prospectus.

Item 2.	Exhibits

The Notes are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the Registrants are currently listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1	Indenture, dated as of July 2, 2001, as amended and restated as of March 16, 2012, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-175037) filed with the Commission on March 16, 2012).

1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated June 16, 2015 setting forth the terms of its U.S.$1,200,000,000 3.750% Notes due 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Rio Tinto Finance (USA) Limited (Registrant)

By:	/s/ Alexander Chmel
Name:	Alexander Chmel
Title:	Senior Corporate Counsel

Rio Tinto plc (Registrant)

By:	/s/ Jonathan Slade
Name:	Jonathan Slade
Title:	Global Head of Corporate Finance and Operations

Rio Tinto Limited (Registrant)

By:	/s/ Jonathan Slade
Name:	Jonathan Slade
Title:	Global Head of Corporate Finance and Operations

Date: July 1, 2015

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Indenture, dated as of July 2, 2001, as amended and restated as of March 16, 2012, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registrants’ Registration Statement on Form F-3 (File No. 333-175037) filed with the Commission on March 16, 2012).

1.2	Officer’s Certificate of Rio Tinto Finance (USA) Limited pursuant to Section 301 of the Indenture, dated June 16, 2015 setting forth the terms of its U.S.$1,200,000,000 3.750% Notes due 2025.